SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): June 5, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                        87-0483319
     (State or other jurisdiction of               (IRS Employer
      incorporation or organization)             Identification No.)


     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
     (Address of Principal Executive Offices)       (Zip Code)


              Registrant's Telephone Number, including Area Code:
                                (604) 688-0833


                               NOT APPLICABLE
(Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5:  OTHER EVENTS


La Teko Resources Ltd. (the "Company") announced on June 5, 1997, an updated mineral resource calculation on its True North joint venture with Newmont Exploration Limited ("Newmont"). Utilizing all drill data to the end of 1996, 553 drill holes in total, Newmont has calculated a mineral inventory of 18,208,000 tons at an average grade of 0.72 oz Au/ton, for a total contained 1,313,899 ounces of gold. Of this total, 77%, or 1,011,918 ounces have been classified as oxide. Oxide is defined by Newmont as mineralization with a ratio of cyanide extractable gold to fire assay gold of 0.6 or greater. Preliminary metallurgical testing has shown leach recoveries from 75% to over 90%, depending on the degree of oxidation.

La Teko has retained the services of M. Ian Thompson, P.Eng., of the consulting firm of Derry, Michener, Booth and Wahl, who has confirmed the Newmont resource calculation through an independent review of all the drill hole data. Notwithstanding, Mr. Thompson notes that this is still an exploration project with room for expansion of the gold resource both in new mineralized zones yet to be defined and in extensions to known zones. The following table demonstrates the growth of the gold resource at True North over the past five years:

           YEAR        SOURCE        CONTAINED GOLD
          ------       ---------    ----------------
           1992        Amax           305,300 oz. Au
           1994        La Teko        678,665 oz. Au
           1997        Newmont      1,313,900 oz. Au

Future exploration potential lies within several zones, including extensions to the Zeppelin Zone, deeper mineralization beneath the Hindenburg and Central Zones, the "New Zone" which is currently being drill tested by Newmont, and potential new targets within this 9,000 acre property.

True North is situated in the Fairbanks gold camp, Alaska, on the Steese Highway, 16 miles north of Fairbanks and seven miles northwest of the Fort Knox mine of Cyprus Amax. Newmont can earn a 65% interest in True North by paying $6 million to La Teko, now fully paid, and spending $21 million on exploration and development of the property, including a feasibility study. Expenditures by Newmont to the end of 1996 were $6.1 million. At this time, Newmont is continuing with its aggressive, first phase drilling program for 1997, budgeted at $2.1 million and targeted for completion this month.

La Teko Resources Ltd. Is a gold exploration company active in the Fairbanks Mining District of Alaska. The Company holds two projects in the advanced exploration to development stage, the True North Property and its 100% Ryan Lode project, as well as several early stage exploration projects.


                                   SIGNATURES


Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated:  June 9, 1997                      By /s/ Gerald G. Carlson, President